*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on March 29, 2016

M.D.C. HOLDINGS, INC.

MDC · RICHMOND AMERICAN HOMES

Building and Financing the American Dream

M.D.C. HOLDINGS, INC.
4350 S. MONACO ST.,SUITE 500
DENVER,CO 80237

Meeting Information

Meeting Type: Annual Meeting
For holders as of: February 05, 2016
Date: March 29, 2016 **Time:** 8:00 AM MDT
Location: M.D.C. Holdings, Inc.
4350 S. Monaco St.
6th Floor Assembly Room
Denver, CO 80237

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement 2. Form 10-K

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before March 15, 2016 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting items

The Board of Directors recommends you vote FOR the following nominees for Class I Director Nominees :

1. Election of Directors

Nominees

01 Michael A. Berman   02 Herbert T. Buchwald   03 Larry A. Mizel

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

2 To approve an advisory proposal regarding the compensation of the Company's named executive officers (Say on Pay).

3 To re-approve the Performance Criteria and the M.D.C. Holdings, Inc. 2011 Equity Incentive Plan.

4 To approve an amendment to the M.D.C. Holdings, Inc. 2011 Stock Option Plan for Non-Employee Directors.

5 To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2016 fiscal year.

NOTE: To vote upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

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